Vitasti Announces New Director to Strengthen Asian Wind Project

NEW YORK, April 5, 2006 (PRIMEZONE) -- Vitasti, Inc. (OTCBB:VITS) (the "Company") is pleased to announce the appointment of Mr. David Wing Yiu Cho to the Board of Directors. As a resident of Hong Kong, Mr. Cho's extensive business relationships in the Asian market will assist the Company in its current and future wind projects in China.

Mr. Cho is currently a Director of Asia-Pac Securities. His widespread senior management experience in the financial marketplace exceeds 25 years in Hong Kong and mainland China.

Mr. Cho is a Professional Member of the Securities Association of China, a member of the Hong Kong Stock Brokers Association, a member of the Hong Kong Securities Institute, and a member of the Hong Kong Securities Professionals Association.

"We are extremely honored that Mr. Cho has joined our organization and look forward to his guidance and leadership in the Asian marketplace. Mr. Cho's affiliations in the Asian financial and business sector will be of great value in moving our wind projects forward," says Tammy-Lynn McNabb, President of Vitasti.

"There is a tremendous need for alternative energy resources in China and I am pleased to work with Vitasti in meeting the needs of the Chinese citizen and the Chinese business community," says Mr. Cho. This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

CONTACT: Vitasti, Inc.
(604) 980-6693 OR (866) 677-2272
wind@vitasti.com
Shannon deDelley, Director
(403) 863-9341
shannon@windcor.com

Source: PrimeZone (April 5, 2006 - 9:00 AM EDT)

News by QuoteMedia
www.quotemedia.com